Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated April 30, 1999 on United International Properties, Inc. included in this Annual Report on Form 10-K, into previously filed Registration Statement File Nos. 33-81876, 33-87326, 333-00226, 333-68641
and 333-71963.


                               ARTHUR ANDERSEN LLP


Denver, Colorado
May 14, 1999